                                                                   EXHIBIT 10.20


                                     LEASE

         1. PARTIES: This lease is made and effective as of July 8, 1992, by and between HORIZON ASSOCIATES JOINT VENTURE, (hereinafter "Landlord"), and ROSS WHITE ENTERPRISES, INC., d/b/a NATIONAL COMPUTER DISTRIBUTORS, (hereinafter "Tenant").

         2. PROPERTY: Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, Suite 700 located on the seventh floor at 6100 Hollywood Boulevard, Hollywood, Florida 33024, for the term and subject to the provisions of this lease, being 15,887 rentable square feet, and 15,251 usable square feet, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of, or during the term of this lease, are attached thereto, referred to as "Premises" and shown on the floor plan attached as Exhibit "A", in the building occupying the land described as Parcel "A" of Development East Plat, Plat Book 122, page 23, Broward County Public Records. The building and land are sometimes collectively referred to as the property.

         3.      TERM:
                 (a)      The initial term of this lease is five (5) years.
The targeted commencement date is September 1, 1992. However, if the actual commencement date, as defined in 3(b) below, does not occur by October 31, 1992, then and in that event, Tenant shall have the option to defer occupancy until February 1, 1993. If the actual commencement date does not occur by February 1, 1993, Tenant shall have the option to cancel this lease. Tenant shall have five options to extend the lease for two year periods upon the terms set forth in Article 4. Tenant will provide Landlord, in writing, with ninety
(90) days notification prior to expiration of the initial term (or prior to the expiration of the then-current renewal term) of its intent to exercise the initial renewal option, or subsequent renewal option(s), as the case may be.

                 (b)      The actual commencement date shall be the earliest of
(i) the date a certificate of occupancy for the Premises is issued, and Landlord has substantially performed the work set forth on Exhibit "C", except that unfinished items of a minor, decorative nature shall not constitute noncompliance by Landlord, or (ii) the date Tenant first occupies the Premises. Notwithstanding the foregoing, if the premises are ready, or a certificate of occupancy is issued prior to September 1, 1992, Tenant shall not be obligated to occupy the premises until September 1, 1992.

                 (c) For purposes of determining the date when the Premises are ready for occupancy, there shall not be considered the duration of any delay caused by: (i) changes in the work to be performed by Landlord, which changes have been requested by Tenant after the approval by Landlord and Tenant of "Tenant Construction Plans" as hereinafter defined; (ii) delays, not caused by Landlord either directly or indirectly, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within standard Tenant work, as hereinafter defined; (iii) or
(iv) the performance of any work or activity in the premises by Tenant or any of its employees, agents or contractors. The Premises shall be deemed ready for occupancy, and rent shall be due from the date the Premises would have been ready, but for the causes described in this subparagraph (c).

                 (d) When the actual commencement date is established, Landlord and Tenant shall promptly sign the memorandum of commencement and expiration dates attached as Exhibit "B".

         4. BASE RENT; ANNUAL OPERATING COSTS; LEASE TAX; SECURITY DEPOSIT; SUMMARIES:

                 (a) Payment: Tenant shall pay to Landlord at 6100 Hollywood Boulevard, Suite 206, Hollywood, Florida 33024, as rent under this lease, the total of (i) base rent (as defined in Article 4(b)); (ii) Tenant's proportionate share of annual operating costs (as defined in Articles 4(c) and 4(d)); and (iii) all other sums payable by Tenant to Landlord pursuant to the provisions of this lease. The amounts due and payable under subparagraph (d) are deemed "Additional Rent," and collectively with the "Base Rent," are hereinafter referred to as "Rent."



                                    1 of 12

         (b) BASE RENT: The base rent shall be $7.10 per square foot, during the initial five (5) year term hereof; $10.00 per square foot during the sixth year, if the first renewal option is exercised; $10.50 per square foot during the seventh year, if the first renewal option is exercised; $11.02 per square foot during the eighth year, if the second renewal option is exercised; $11.57 per square foot during the ninth year if the second renewal option is exercised; $12.14 per square foot during the tenth year, if the third renewal option is exercised; $12.74 per square foot during the eleventh year, if the third renewal option is exercised; $13.37 per square foot during the twelfth year, if the fourth renewal option is exercised; $14.03 per square foot during the thirteenth year, if the fourth renewal option is exercised; $14.73 per square foot during the fourteenth year, if the fifth renewal option is exercised; and $15.46 per year during the fifteenth year, if the fifth renewal option is exercised.

                 (i)      intentionally omitted.

                 (ii)     intentionally omitted.

                 (iii) If the term begins on a day other than September 1, 1992, Base Rent from the actual commencement date until the first day of the following month shall be prorated.

         (c) TENANT'S PROPORTIONATE SHARE: The square footage of the Premises is deemed to be 15,887 rentable square feet. The square footage of the building is deemed to be 97,000 square feet, and Tenant's proportionate share refers to the percentage relationship between the foregoing, namely 16.38%. It is understood, however, that if the size of the building is increased, if other buildings are erected on the Property, or if any other event occurs which would decrease Tenant's proportionate share, such event will be reflected in the above calculation. In no event may Tenant's proportionate share be increased.

         (d)     ANNUAL OPERATING COSTS:

                 (i) For and during the first two years of this lease, Tenant shall only pay at the rate of $5.50 per square foot, as and for Tenant's total obligation for its proportionate share of annual operating costs, despite the fact that Tenant's actual share of annual operating costs may exceed $5.50 per square foot. Attached as Exhibit "E" is Landlord's supporting documentation as to this $5.50 per square foot figure.

                 (ii) The term "Annual Operating Costs" means the actual costs to Landlord of operating and maintaining the Property including, without limitation, all improvements thereto, and fixtures and equipment thereon during each year of this lease (and any renewals or extensions thereof), including 1992. Such costs include, by way of example rather than of limitation, (1) charges and fees for, and taxes on water, sewer and electricity, (2) elevator service, janitorial service, trash removal, cleaning, restriping, maintaining and repairing all walkways, roadways, and parking areas; and maintenance of all landscaped areas; (3) charges for required governmental permits; (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord, excluding executives and managerial employees of such entities, in connection with the building; (5) the cost of premiums for hazard, liability, workers' compensation and other insurance upon the property, excluding premium increases caused by hazardous or other unusual use of the property by other tenants or Landlord; (6) service contracts with independent contractors; (7) professional fees including legal and accounting fees; (8) repairs, replacements and improvements to the property which are appropriate for the continued operation of the building as a first class office building;
(9) all real estate taxes and assessments (other than lease taxes as defined in Article 4(f) of this lease); and (10) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the property. The term Annual Operating Costs shall not include: (a) debt service on the acquisition costs of the building, parking and other common facilities; (b) capital expenditures for expansion of the building, parking or other common facilities; (c) capital expenditures for replacement of original building systems (including heating, air conditioning, ventilation, electrical plumbing, mechanical and elevators), except to



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

the extent intended and resulting in verifiable reductions in the cost of operating the building, parking and other common facilities; (d) capital expenditures for remodeling or refurbishment of the building, parking and other common facilities, to a materially higher standard than existed as of the date of this lease; (e) Landlord's financing costs, including interest, points and other forms of loan fees; (f) expenditures by Landlord for tenant improvements;
(g) disproportionate usage of utilities or wear and tear to common facilities by other tenants (h) legal expenses in connection with matters not related to the administrative responsibilities of Landlord under this lease; and (i) depreciation on the building or equipment; income taxes, salaries of Landlord's officers; and commissions payable to brokers.

                 (iii) As of December 31 of the third year of this lease (i.e. December 31, 1994), (and as of December 31 of every year thereafter), or as soon after December 31 as is possible, Landlord shall compute and provide Tenant with a statement of the actual annual operating costs for the third year of this lease (and for subsequent years), and with supporting documents reasonably satisfactory to Tenant. If Tenant's proportionate share of the actual annual operating costs for 1994 (and subsequent years) exceeds Tenant's proportionate share of the annual operating costs paid by Tenant for 1994 (and subsequent years), Tenant shall pay the difference to Landlord in one lump sum, along with the next payment of Base Rent due and payable. If Tenant's proportionate share of the actual annual operating costs for 1994 (and subsequent years) is less than Tenant's proportionate share of the annual operating costs paid by Tenant for 1994 (and subsequent years), Landlord shall credit the difference to Tenant as an offset against the next payment of Base Rent due and payable. Until actual annual operating costs for any given year are determined, Tenant shall pay annual operating costs for and during that given year based on the most recently computed annual operating costs figure. Notwithstanding the foregoing, Tenant shall not be liable for any increases in 1994 operating costs attributable to that pro-rata period of time during 1994 which constitutes the second year of this lease (e.g. if the commencement date is September 1, 1992, then the second year expires on August 31, 1994, and Tenant will be responsible for increases in operating costs only for the pro-rata period after August 31, 1994). Further notwithstanding the foregoing, operating costs increases charged to Tenant after the first two years of this lease shall not exceed 5% per year, regardless of the actual increases.

         (e) DISPUTES: Any statement of actual annual operating costs furnished to Tenant by Landlord under 4(d) shall constitute a final determination of same, unless Tenant, within 30 days after the statement is furnished, gives notice to Landlord that Tenant disputes the correctness of the statement, specifying the basis for such assertion. Pending resolution of such dispute, Tenant shall pay the annual operating costs to Landlord, in accordance with the statement. Landlord agrees, upon written request and during normal business hours, to make available for Tenant's reasonable inspection (including inspection by Tenant's accountants), at Landlord's office, Landlord's books and records relevant to any items in dispute. If errors are determined to exist in accordance with generally accepted accounting principles, revisions to the statement shall be made accordingly.

         (f) LEASE TAX: Tenant shall pay to Landlord the tax imposed by F.S. 212.031 (or any successor statute) upon the rent, along with and included in every monthly payment of rent. Other than any income or inheritance tax, Tenant shall pay any additional local, state or federal tax imposed upon Tenant's use and occupancy of the Premises, and upon the rent payable hereunder.

         (g) SECURITY DEPOSIT: Simultaneously upon the execution hereof, and in addition to all sums mentioned elsewhere in this lease, Tenant shall deliver and pay to Landlord a security deposit in the amount of $16,681.35, as security for Tenant's faithful performance of each and every provision of this lease. This security deposit is not advance rent, and will not be applied towards rent, except at Landlord's sole discretion and option. Nor is this a provision for or limitation upon damages, in the event Tenant breaches this lease by vacating prior to the end of the term, or otherwise breaches this lease. These funds shall not be interest-bearing to Tenant, and may be commingled by Landlord. Upon the expiration of the term, and in the event Tenant has faithfully and timely complied with and discharged all of its covenants and obligations, these funds shall be returned to Tenant within ten days of the last day of the term.



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

         (h)     SUMMARY OF MONTHLY PAYMENTS:

                 $ 9,399.81       representing Base Rent of $7.10 per square foot during years 1-5

                 $ 7,281.54       representing Tenant's proportionate share of operating costs during years 1-2

                 $ 1,000.88       representing the tax on the foregoing

                 ----------
                 $17,682.23

         (i)     SUMMARY OF PAYMENTS DUE UPON EXECUTION OF LEASE:

                 $16,681.35       security deposit

                 $ 9,399.81       base rent for first month of lease (targeted to be September, 1992)

                 $ 7,281.54       operating expenses for first month of lease (targeted to be September, 1992)

                 $ 1,000.88       tax on first month's rent and operating expenses

                 ----------
                 $34,336.58

         5. COVENANT TO PAY RENT AND ADDITIONAL RENT; LATE CHARGE: Tenant shall, without demand, setoff or deduction, pay the Base Rent, operating costs, and all other sums due under this lease, at the times and in the manner required. If any payment is overdue for 15 days, a late charge of 5% shall be charged by Landlord, together with interest from the date when the payment was due, at 15%. Nothing herein shall be construed as waiving any rights of Landlord resulting from any default by Tenant, by reason of Landlord's assessing or accepting any such late payment, late charge, or interest, and the late charge and interest assessed herein are separate from and in addition to any other remedies of Landlord after default by Tenant.

         6. USE: The Premises are to be used by Tenant for general office purposes only.

         7. ASSIGNMENT AND SUBLETTING: In entering into this lease, Landlord has relied upon the integrity, reputation and creditworthiness of Tenant. Accordingly, Tenant shall not assign this lease or sublet the Premises or any part thereof, or permit any other person or entity to occupy the Premises, without first obtaining Landlord's written consent, which consent will not be unreasonably withheld. However, neither Landlord's consent, nor any assignment or subletting, shall release Tenant from liability for the performance of all the terms, covenants and conditions of this lease. Furthermore, no assignment or sublease will be valid unless the assignee/subtenant executes and delivers to Landlord an assumption of liability agreement, in form satisfactory to Landlord.

         8.      IMPROVEMENT OF THE PREMISES:

                 (a) LANDLORD'S PRELIMINARY SPACE PLAN: Landlord has delivered to Tenant a floor plan (Exhibit "A"). Tenant shall designate in writing a single individual to meet with Landlord at the Premises as Tenant's representative in connection with this Article 8, and said representative shall have the authority to legally bind Tenant.

                 (b) TENANT'S CONSTRUCTION PLANS: Tenant shall have prepared, using the architect or engineer designated by Landlord, at Landlord's expense, and not later than July 8, 1992, construction plans prepared by such architect or engineer, which plans shall be deemed a part of this lease. Tenant's Construction Plans shall designate, among other things, the locations of and specifications for all plumbing, electrical and mechanical equipment to be installed in the Premises, all partitions, doors,



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

lighting fixtures, electric receptacles and switches, telephone outlets and special air conditioning, floor coverings and other improvements to be installed by Landlord.

                 (c) CERTAIN CHANGES: Tenant shall pay to Landlord on demand the reasonable amount of Landlord's architectural and engineering fees
(i) resulting from any changes made in Tenant's floor plan or Tenant's construction plans (hereinafter collectively referred to as Tenant's Construction Plans), at Tenant's request; or (ii) necessitated as a result of changes in Tenant's Construction Plans made after Landlord shall have released them to its contractor.

                 (d) RESTRICTED CHANGES: Should Tenant desire to make changes to any approved plans which are so substantial as to cause postponement of the commencement date, without prejudice to the provisions of Article 3(b) hereof, Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay Landlord on the date rent would have commenced in the absence of such delay, a sum of money equivalent to the rent for the Premises for the period during which Tenant would have been obligated to pay rent to Landlord had the commencement date not been so delayed. Furthermore, no change requested by Tenant, whether or not substantial, shall be effective unless and until (in addition to any other conditions as herein specified) Landlord and Tenant agree in writing as to the additional cost to Tenant on account thereof.

                 (e) COMPLETION BY LANDLORD; CHANGES: Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Floor Plan (Exhibit "A") and Tenant Work Workletter (Exhibit "C"). Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade and quality when and if any specified material is not readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed, so long as there shall be general conformity with the Floor Plan).

                 (f) TENANT WORK (EXHIBIT "C")/ADDITIONAL WORK: In the completion and preparation of the Premises in accordance with the Floor Plan (Exhibit "A"), Landlord agrees to perform at its own expense those items of work set forth on Exhibit "C" (Tenant Work Workletter). Any work to be performed by Landlord in addition to or in substitution of Exhibit "C" is referred to as Additional Work. All Additional Work shall be furnished/performed by Landlord, at Tenant's sole expense, based on "Landlord's Cost." Landlord's Cost means Landlord's out-of-pocket or purchase price for materials, labor and services including any reasonable contractor's fee for the contractor's overhead and profit, and charges for cutting, patching, cleaning up and removal of waste and debris, plus architects' and engineers' fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits) by fifteen percent (15%) for Landlord's expenses and profit in handling any substitution; provided, however, that in no event may Tenant be required to pay more than the prevailing cost in Broward County, Florida, for similar work.

                 (g) PAYMENT FOR ADDITIONAL WORK: Tenant shall pay Landlord for all Additional Work from time to time during the progress of the work, within fifteen (15) days after Landlord gives Tenant an invoice therefor. Upon presentation of the final invoice, the total Landlord's cost shall be subject to verification by Tenant, and Tenant shall have reasonable access to Landlord's cost records. In the event Tenant fails to reimburse Landlord as provided herein, interest shall commence to accrue upon Landlord's cost, as of the due date, at the maximum rate permitted by law, and the total payment required hereby shall be deemed additional rent.

                 (h) ACCESS, ACCEPTANCE OF WORK: Landlord shall afford Tenant access to the Premises, at reasonable times prior to the commencement date, and at Tenant's sole risk, for the purpose of inspecting the performance of "Tenant Work," and any Additional Work, and Tenant shall advise Landlord promptly of any objection to the performance of such work. Landlord shall promptly undertake the correction of any defective work. On the commencement date, all Tenant Work or Additional Work not objected to by Tenant shall be deemed satisfactory. The foregoing presumption shall not apply,



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however: (i) to Tenant Work or Additional Work not actually completed by
Landlord, which Landlord agrees shall be completed within 30 days; or (ii) to latent defects in such Tenant Work, or Additional Work, which could not reasonably have been discovered, provided Tenant notifies Landlord thereof within three months after occupancy.

         9. ALTERATIONS: No alterations or additions shall be made to the Premises without Tenant first submitting a description thereof to Landlord, and obtain Landlord's written approval, which will not be unreasonably withheld. All alterations/additions made by Tenant, and all fixtures permanently attached to the Premises shall become the property of Landlord, and remain at the Premises or, at Landlord's option, after written notice to Tenant, any or all of the foregoing shall be removed at Tenant's expense at the termination of this lease, and Tenant shall repair all damage to the Premises caused by said installation/removal. At the time of Landlord's approval, Landlord shall notify Tenant if the improvements must be removed at the termination of this lease. Tenant shall not place any sign or advertising matter on the Premises without the prior written consent of Landlord (except for the permitted signage, Article 36 infra). Tenant shall not place equipment that weighs more than the safe carrying capacity of the building.

         10. RULES AND REGULATIONS: The rules and regulations attached as Exhibit "D," and such reasonable additions/modifications as may be made by Landlord upon written notice to Tenant, are a part of this lease, and Tenant covenants to faithfully observe said rules and regulations.

         11. FIRE OR OTHER CASUALTY: If the building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), then, at either party's option, the term of this lease, upon written notice from such party given within 30 days after the occurrence of such damage, shall terminate as of the date of the fire or other casualty. In such case, Tenant shall pay the rent apportioned to the time of such termination, and Landlord may enter upon and repossess the premises without further notice. If neither party elects to terminate the term of this lease, Landlord will repair the building, and Landlord may enter and possess the Premises for that purpose. While Tenant is deprived of the Premises, rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable. If the Premises or the building shall be damaged so that such damage does not render the Premises unfit for occupancy, Landlord will repair whatever portion of the Premises or of the building that may have been damaged, and Tenant will continue in possession, and rent will be apportioned or suspended to the extent that the Premises are partially untenantable as a result of the damage. In the event Landlord elects to repair or rebuild the Premises pursuant to this paragraph, Tenant agrees to furnish Landlord with all insurance proceeds which Tenant recovers for damage to the Premises, excluding improvements paid for by Tenant. The reconstruction of the Premises beyond Exhibit "C" shall be Tenant's sole responsibility, at Tenant's option. Despite any other provisions of this Article 11, if any damage is caused by or results from the gross negligence of Tenant, those claiming under Tenant, or their employees or invitees, rent shall not be suspended or apportioned, and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, as a result of such damage. Any lack of telephone service (except any lack of telephone service caused by or the fault of Southern Bell), any lack of air conditioning, and any lack of electricity (except any lack of electricity caused by or the fault of Florida Power & Light) that continues for more than five working days shall render the Premises unfit for occupancy, and shall entitle Tenant to the abatement of rent in 16(c).

         12. ACCESS TO PREMISES: Landlord shall have the right to enter and pass through the Premises, to make any repairs, or due to any emergency affecting the Premises or any other part of the building or property. Tenant shall provide Landlord with a key to the Premises, and shall not change its locks or keys without Landlord's prior written consent, and without delivering to Landlord a key for said locks. At any reasonable time, Landlord may, upon reasonable notice to Tenant, enter the Premises with a prospective Tenant, purchaser, mortgagee, investor, or similar party, and exhibit the Premises to said party. All of the foregoing access (except emergency access) shall be during normal business hours only. Furthermore, no access whatsoever shall be permitted to the computer areas (including cleaning personnel).



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

         13.     INSURANCE:

                 (a) Tenant will not commit any act or permit any act to be committed, as a result of which either any policy of insurance on the property shall become void or suspended, or the insurance risk on the building shall be rendered more hazardous.

                 (b) Tenant shall maintain, at its expense, and at all times during the term of this lease, a comprehensive general public liability policy insuring against loss or liability in connection with bodily injury, death, and property damage in or upon the Premises or the remainder of the property, and arising out of the use of same by Tenant or its agents, employees, invitees, visitors, and guests, with limits or not less than One Million Dollars ($1,000,000.00). It is agreed and understood that the policy required hereby shall apply as the primary source of recovery, without regard to legal liability for loss. Such policy shall name Landlord as an additional insured. A duplicate of said policy shall be promptly delivered to Landlord, and not less than 20 days prior to the expiration of said policy, Tenant shall deliver to Landlord a paid receipt for the renewal premium. If Tenant fails to perform its obligations hereunder, Landlord may (but shall not be obligated to) perform same, and the cost shall be additional rent immediately due and payable.

                 (c) Landlord shall maintain fire/hazard coverage upon the building. The cost of the premium for such insurance shall be deemed, for purposes of Article 4 of this lease, to be a cost of operating and maintaining the property.

         14. CONDITION OF PREMISES: Upon the termination of this lease, Tenant shall leave the Premises, and during the term will maintain same, in the same order and condition as existed at the commencement date, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant, or those claiming under or through Tenant), and repairs to be performed by Landlord under Article 16, alone excepted. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises.

         15. COMPLIANCE WITH LAWS: Tenant agrees to comply promptly with all laws and requirements of any federal, state, county, or municipal authorities, or of the Board of Fire Underwriters, or of any insurance company, with respect to the Premises.

         16.     SERVICES:

                 (a) Landlord agrees that it shall, at its expense, unless otherwise stated:

                          (i)     HVAC: Furnish heat, ventilation and air
conditioning to the Premises, Monday through Friday from 7:00 A.M. to 7:00 P.M., and Saturdays from 7:00 A.M. to 1:00 P.M., excepting New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day. Heat, ventilation and air conditioning required by Tenant at other times shall be supplied upon 24 hours' notice, and shall be paid for by Tenant at $10.00 per hour. Tenant agrees to cooperate fully with Landlord and to abide by all regulations reasonably prescribed for the proper functioning and protection of the heating, ventilating and air conditioning system. The foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule or regulation for energy conservation which may be promulgated by any governmental agency.

                          (ii)    Elevators: Provide passenger elevator
service at all times.

                          (iii)   Access: Furnish access to the Premises at all
times, subject to compliance with reasonable security measures.

                          (iv)    Janitorial: Provide janitorial service in
accordance with Exhibit "F"; any additional janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord's janitorial agent at Tenant's expense. No trash removal services will be provided for a quantity not



                                    7 of 12
customary for normal office use. Tenant recognizes that Landlord has control over the actions of janitorial persons; accordingly, Landlord shall be liable for any loss, theft or damage to Tenant's property by reason of any janitors' acts.

                          (v)     Structural Repairs: Make all required
structural repairs; all required repairs to mechanical, HVAC, electrical and plumbing systems (excluding repairs to any non-standard fixtures or other improvements installed at the request of Tenant, requiring maintenance of a type not customarily provided by Landlord to office tenants of the building), and all repairs to exterior windows and glass. In the event that any repair is required because of the gross negligence or abuse of Tenant or its agents, employees, or invitees, Landlord may make such repair and add the cost thereof to the next installment of rent, unless Landlord shall have actually recovered such cost through insurance proceeds. If Tenant fails to reimburse Landlord with the next rent installment, interest shall accrue on said amount at the maximum rate permitted by law, and said amount shall be deemed additional rent.

                          (vi)    Water: Provide hot and cold water, for
drinking and sanitary purposes, at each floor.

                          (vii)   Public Areas: Maintain the public areas in
clean and good working order.

                          (viii)  Electricity: Furnish to Tenant electric
energy as required, but not exceeding the specifications in Exhibit "C". Landlord shall not be liable for failure or defects in the supply of electricity furnished to the Premises by reason of any requirement, act or omission of Florida Power & Light, or for any other reason not attributable to Landlord.

                 (b) Special Equipment: Tenant shall not install any equipment or use the Premises in a manner which would necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or building; or to any of the services required of Landlord. The foregoing shall not apply to additional air conditioning required for Tenant's computers. Any machine or equipment causing noise or vibration reasonably objectionable shall, at Tenant's expense, promptly be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators, or subjected to other measures sufficient to reduce such noise or vibration.

                 (c) Interruption of Service: If the operation of the elevators, heating, ventilation, air conditioning or any other service is suspended due to war, accident, inability to obtain repairs, strikes, inability to obtain supplies, or other causes beyond Landlord's control, same shall not be a breach of this lease by Landlord. However, in the event elevator or air conditioning service is suspended for more than 5 working days, Tenant shall receive an abatement of rent for any time beyond the 5th day that the elevators or air conditioning service is suspended.

         17. NOTICE OF BREAKAGE, FIRE, THEFT: Tenant shall give Landlord written notice, within 24 hours, of any (a) accident or breakage or defects in window glass, wires, plumbing, heating, ventilating, air conditioning, or elevators; (b) fire or other casualty, or (c) theft.

         18. RELEASE OF LANDLORD: To induce Landlord to enter into this lease, and inasmuch as Tenant agrees to maintain and look to its own insurance coverage in the event of any injury or property damage, Tenant hereby agrees that except for Landlord's willful misconduct, Landlord shall not be held responsible for, and is hereby expressly relieved from all liability for injury, loss, or damage to any person or property of Tenant or of any other person. Tenant recognizes that Landlord has no control whatsoever over the acts of third persons, including criminal acts. No representations have been made as to the safety or security of the building. Tenant further agrees to indemnify, defend, and hold Landlord harmless from and against all claims by any employee or invitee of Tenant, made on account of such injury, loss or damage, including but not limited to the reasonable attorney's fees and expenses of litigation incurred in connection with defending any such claims.

         19.     intentionally omitted.


                                    8 of 12

         20.     REMEDIES OF LANDLORD:

                 If Tenant (i) does not pay in full within 15 days after receipt of written notice of default, as is set forth in subparagraph (D) below, any installment of rent (whether Base Rent or Additional Rent), or any other charge or monetary obligation; (ii) violates, fails to perform, or otherwise breaks any material term, provision or condition of this lease, or any other obligation imposed upon Tenant; or (iii) abandons the Premises:

                          (A)     Then, in any such event, the entire amount of
rent and charges for the balance of the term shall be immediately due and payable and in arrears, and Tenant's right to occupy the Premises shall terminate, without any right on the part of Tenant to reinstate by payment of any sum, or by performance of any obligation.

                          (B)     In the event of Tenant's bankruptcy, Tenant
hereby stipulates that Landlord shall have immediate relief from the automatic stay, or alternatively, Tenant shall provide Landlord with adequate assurance of Tenant's future performance of all of the terms, conditions and covenants of this lease, including but not limited to the assumption of the lease, and the immediate curing of any back-due rent and other payments.

                          (C)     Upon recovering the Premises, Landlord may
lease all or part thereof, and Tenant shall be liable for any deficiency, plus the costs and expenses of reletting and of making reasonably necessary repairs and alterations to the Premises.

                          (D)     No default in any payment by Tenant shall be
deemed to have occurred unless and until Landlord provides Tenant with 15 days written notice specifying the default. Any notice by Landlord to Tenant under this subparagraph (D) shall be deemed to have been received by Tenant two days after being send via certified mail, regardless of whether the receipt is signed. Provided, however, that Tenant shall not be entitled to such notice and grace period more than twice in any 12 month period, and further provided that this subparagraph (D) is in addition to the late charge imposed by Article 5.

                          (E)     Tenant agrees to collaterally assign to
Landlord, as security for the performance of Tenant's obligations hereunder, all of Tenant's rights, title, and interest in and to all furniture, fixtures, and equipment brought on the premises. This shall be in the form of a UCC-1 and chattel mortgage. All recording expenses and the like shall be borne by Landlord. Tenant shall provide Landlord with a sufficient description of said furniture, fixtures, and equipment, including serial numbers, and shall update the description if additional or different furniture, fixtures, and equipment are brought on the premises. To the extent required by Tenant's lenders, Landlord will subordinate its lien under this paragraph 20(E).

         21. REMEDIES CUMULATIVE; ATTORNEY'S FEES: All remedies available to Landlord under this lease are cumulative and concurrent. No termination of Tenant's right to occupy the Premises, or taking possession of the Premises by Landlord, or the reletting of same, shall deprive Landlord of any remedies or causes of action against Tenant for rent, for charges or for damages, nor shall the bringing of any action, nor the resort to any other remedy or right, be construed as a waiver or release of any other rights, remedies, or causes of action. The failure of either party to insist upon strict and/or prompt performance of the terms of this lease, and the acceptance of such performance thereafter, shall not be construed as a waiver of such party's right to thereafter enforce same strictly. In the event of any litigation, the losing party shall pay the prevailing party's reasonable attorney's fees, court costs, and reasonable expenses of litigation. Tenant's tender and Landlord's physical acceptance (and endorsement and deposit, as the case may be) of partial rent and other charges shall in no way eliminate Tenant's obligation to pay all rent and other charges due, nor shall same constitute a waiver by Landlord or preclude Landlord from an action for eviction, damages, or both, based, in whole or in part, on nonpayment of late charges, nor shall same in any way constitute an accord and satisfaction between the parties, or a novation of this lease. No legend or memo on the front or back of any check, and no letter, note or memo accompanying any check, and Landlord's physical acceptance (and endorsement and



                                    9 of 12
deposit, as the case may be), shall in any constitute an accord and satisfaction between the parties, a waiver by Landlord, or a novation of this lease, when the amount tendered by Tenant is less than the amount due under this Lease.

         22. LEASE SUBORDINATED: This lease is subordinate at all times to any mortgage or any encumbrance on Landlord's interest in the Premises. At Tenant's request, Landlord will request a Non-Disturbance Agreement from American Bank of Hollywood, in favor of Tenant.

         23. CONDEMNATION: If the whole or a substantial part of the building is taken or condemned for public use, Tenant shall have no claim against Landlord, and shall have no claim to any portion of the amount that may be awarded to Landlord as damages or paid as a result of such condemnation, including any right of Tenant to damages for loss of its leasehold. All rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages, or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession vests in the condemning authority, this lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

         24. NOTICES: All notices required to be given by Landlord to Tenant shall be sent via certified mail, return receipt requested, to Tenant at the Premises. All notices required to be given by Tenant to Landlord shall be sent via certified mail, return receipt requested, to Landlord at 6100 Hollywood Boulevard, Suite 206, Hollywood, Florida 33024, with a copy to Michael P. Gable, 4000 Hollywood Boulevard, Suite 485 South, Hollywood, Florida 33021-6744, or such other persons as Landlord designates in writing.

         25. DEFINITION OF LANDLORD: Landlord is deemed as HORIZON ASSOCIATES JOINT VENTURE, and its successors, assignees, vendees, and the heirs and personal representatives of any individual successors, assignees or vendees. No officer, director, manager, or employee/agent of Landlord, or of any partner of Landlord, shall be subject to any individual liability hereunder.

         26. DEFINITION OF TENANT: Tenant includes NATIONAL COMPUTER DISTRIBUTORS and its successors, assignees, and vendees, subject to Article 7. No officer, director, manager, or employee/agent of Tenant shall be subject to any individual liability hereunder, except for fraud, or conveyances to hinder or delay Landlord as a creditor.

         27. ESTOPPEL: At Landlord's request, Tenant shall sign an estoppel letter setting forth the amounts of rent paid/due, commencement and termination dates, and such other matters as are customarily contained in estoppel letters.

         28. SEVERABILITY: No adjudication by any court or governmental agency that any provision or portion of any provision of this lease is invalid or unenforceable shall affect the validity or enforceability of the remainder of that provision, or of any other provision of this lease, which shall remain valid and enforceable to the fullest extent allowed by law.

         29. NAME OF BUILDING; CAPTIONS; INTERPRETATIONS/EXHIBITS: The building may be designated by any name Landlord chooses, upon 60 days notice. Captions in this lease are for convenience only, and are not to be used in interpreting this lease. There shall be no interpretation of this lease in favor of either party by virtue of its preparation by Landlord. Every exhibit attached to this lease is hereby made a part of this lease.

         30. BROKERS: Tenant represents that it has not dealt with any real estate brokers in the negotiation or execution of this lease, other than ANF Group, Inc., and Property Trust Realty, Inc. Tenant shall indemnify Landlord against the claims of any other brokers claiming to have dealt with Tenant. Landlord shall be responsible for the payment of any commission due ANF Group, Inc., and Property Trust Realty, Inc., and shall indemnify Tenant against the claims of any other brokers claiming to have dealt with Landlord.



                                    10 of 12

         31. WAIVER OF JURY TRIAL: The parties waive trial by jury in any litigation, including counterclaims, arising out of or in any way connected with this lease, their relationship as Landlord and Tenant, and Tenant's use and occupancy of the Premises.

         32. ENTIRE AGREEMENT: This lease and the attached exhibits constitute the entire agreement between Landlord and Tenant. There are no representations or understandings other than those set forth herein. No subsequent understanding or modification to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by that party.

         33. GOVERNING LAW: This lease shall be governed by Florida law. Venue for any action shall be Broward County, Florida.

         34. TIME: Time is of the essence with respect to the performance of all the provisions hereof.

         35. MISCELLANEOUS PROVISIONS: The following provisions supersede the preceding provisions, to the extent inconsistent herewith.

                (a) SIGNAGE: Tenant will be permitted to install its corporate name (NCD) on the uppermost face of the east and west sides of the building at Tenant's expense. No other signage will be permitted on the building. The foregoing is subject to approval by the City of Hollywood, and compliance with applicable City Code provisions.

                (b) ELEVATOR SERVICE: On any floor that Tenant occupies in its entirety, all elevators shall be programmed by Landlord to lock off for Tenant accessibility only.

                (c) EMERGENCY POWER: The building generator shall be engineered to provide Tenant with back-up power in the event of a power failure, to certain areas depicted in the electrical plans. (Specifically computer room and sales area).

                (d) PARKING: Tenant shall be entitled to free on-site parking throughout the term of the lease and any extensions. One parking space for every 1,000 square feet of office space leased shall be reserved undercover, to be installed prior to the Certificate of Occupancy, in a mutually acceptable location (as per Exhibit "G").

                (e) EXPANSION OPTION: Within one (1) year of the lease commencement date, Tenant shall have the right to expand into any or all of the 6th floor of the building. The rental rate for any and all expansion space shall be $13.00 per square foot, including operating costs. If, after one year, no expansion take place, Tenant shall have one (1) additional year within which to expand into 50% of the 6th floor. If within the first year, Tenant expands into at least 50% of the 6th floor, then Tenant shall have the next ensuing year within which to expand into the balance of the 6th floor. Notwithstanding anything to the contrary, the term, with respect to any and all expansion space, shall expire when the term for the original space expires, in accordance with 3(a). Tenant shall have the aforesaid time periods within which to exercise its options (not within which to occupy the expansion space). With respect to the first year expansion option, space up to 7,500 feet shall be provided by Landlord within 90 days. If Tenant opts to take more than 7,500 feet, Landlord shall have 120 days to provide occupancy. Attached hereto is Exhibit
                      "C-1" is a workletter describing the Tenant Improvements for the 6th floor.


                                    11 of 12

         36. QUIET ENJOYMENT: Upon compliance with all of its obligations hereunder, Tenant shall have the quiet enjoyment of the premises.

         37. EXCLUSIVITY: No other wholesale computer distributor shall be permitted to occupy space in the building.

         38. MAINTENANCE/CONDITION: Landlord will maintain the building as a first class office building, in the same condition as existed at the commencement of the lease, reasonable wear and tear excepted.

         IN WITNESS WHEREOF, the parties have executed this lease.



                                        LANDLORD:
                                        HORIZON ASSOCIATES JOINT VENTURE
                                        By: HORIZON-ANF, INC., General Partner


/s/                                     By  /s/ Nelson Fernandez      7-8-92
--------------------------------           ------------------------- ---------
First Witness as to Landlord                  Nelson Fernandez,       Date
                                              Secretary/Treasurer

/s/ Kimberly
--------------------------------
Second Witness as to Landlord


                                        TENANT:
                                        ROSS WHITE ENTERPRISES, INC.
                                        d/b/a NATIONAL COMPUTER DISTRIBUTORS,


/s/                                     By:  /s/ Gregory A. White     7-8-92
--------------------------------           ----------------------------------
First Witness as to Tenant                  Gregory A. White,         Date
                                            President

/s/ Kimberly
--------------------------------
Second Witness as to Tenant



                                   12 of 12

                         EXHIBIT D - RULES/REGULATIONS


         1. The walkways, roadways, driveways, entrances, lobbies, passages, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than egress from and to the building and Tenant's offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present on the Premises. Landlord shall in all cases retain right to control or prevent access to all of the aforesaid area of all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants. Landlord shall in no case be liable for damages for the admission or execution of any person from the Building.

         2. The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways. Nothing shall be thrown by Tenant or Tenant's employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building.

         3. Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

         4. No signs, lettering insignia, advertisement or notice shall be inscribed, painted, installed or placed on any window space or any other part of the outside or inside of the Building, unless first approved in writing by Landlord, at Tenant's expense. In all instances, such names shall be of design and form first approved by Landlord.

         5. Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all reasonable times be allowed admittance to the leased Premises for purposes permitted in Tenant's lease (provided Tenant's quiet enjoyment is not unnecessarily or unduly disturbed). Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

         6. The delivery of towels, ice, water, beverages, newspapers, and other supplies will be permitted only under the direction, control and supervision of Landlord. No bicycles or similar vehicles will be allowed in the Building.

         7. Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building. Tenant shall not use or keep or permit to be used or kept in the Building any matter having an offensive odor, nor any ether, naphtha, phosphorous, benzol, kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep or use in the Building any chemical agent except as the same may be components or commercial products normally used or consumed by occupants of office buildings. No birds, fish or other animals shall be brought into or kept or about the Premises.

         8. In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall during the continuance of its possession permit Landlord's employees and contractors and no one else to clean the Premises. Landlord shall provide Tenant with a certificate of Landlord's janitorial service's insurance. Tenant shall see each day that the windows are closed, lights are turned off, and the doors securely locked before leaving the Premises.

         9. If Tenant desires to introduce signaling telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxed and elsewhere required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

         10. A directory on a bulletin board on the ground floor will be provided by Landlord, on which the name of the Tenant may be placed. The size of the name so listed and the location of the directory shall be at Landlord's reasonable discretion.

         11. No furniture of Tenant will be received in the building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

         12. Without Landlord's written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partition be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment, nor shall machinery of any kind other than customary small business machines (personal computer equipment, fax machine, microwave and copy machine) be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning, or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained. The foregoing paragraph excludes pictures and similar decorations, and Tenant's refrigerator and icemaker.

         13. Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building for access to the Premises. In cases of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

         14. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other reasonable rules or regulations as, in Landlord's reasonable judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class building, or for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under this Lease.

         15. The use of rooms as sleeping quarters is prohibited at all times.

         16. Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air conditioning system as the case may be. Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

         17. Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for securing employees other than those to be employed on the Premises, or for the payment of salaries or wages to employees or persons who are not actually employed in the Building, nor for any other purposes except that specified in the Lease.

                                    ADDENDUM



         To that certain lease between HORIZON ASSOCIATES JOINT VENTURE as Landlord, and ROSS WHITE ENTERPRISES, INC. d/b/a NATIONAL COMPUTER DISTRIBUTORS, INC. as Tenant.

         WHEREAS, Article 35(a) of the lease permits Tenant to install certain signage on the building at its expense, subject to approval by the City of Hollywood, and compliance with applicable city code provisions, and

         WHEREAS, the parties wish to memorialize the fact that the signage will conform to the attached exhibit, and that Tenant will indemnify and hold Landlord harmless from any and all property damage and personal injury in any manner connected with, related to, or arising from said signage, including but not limited to installation, maintenance and removal thereof,

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. The foregoing recitals are true, correct, and incorporated herein.

         2. Tenant hereby agrees to and shall fully indemnify and hold Landlord harmless from and against any and all property damage whatsoever, and personal injury whatsoever, in any manner connected with, related to, or arising from said signage, including but not limited to the installation, maintenance and removal thereof, regardless of the cause of any such damage or injury, and regardless of any negligence on Landlord's part, it being understood that Landlord is relying on Tenant for all matters pertaining to the installation, maintenance and removal of the signage.

         3. This agreement shall survive the expiration of the term of the lease, if the signage is not removed prior thereto, and if Tenant has not performed any of its obligations hereunder, this agreement shall survive until all of its obligations are performed.

         4. This indemnification and hold harmless includes the defense of any litigation or demands, and the payment of any awards or judgments, including principal interest, costs, and attorney's fees.


                                        LANDLORD:
                                        Horizon Associates Joint Venture
                                        By: Horizon-ANF, Inc., General Partner

                                        By:  /s/ Nelson Fernandez,     7-5-92
                                            -----------------------------------
                                             Nelson Fernandez,           Date
                                             Secretary/Treasurer

                                        TENANT:
                                        Ross White Enterprises, Inc.
                                        d/b/a National Computer Distributors,
                                        Inc.


                                        By: /s/ Thomas E. Ross          7-8-92
                                            -----------------------------------
                                             Thomas F. Ross             Date
                                             Vice President

                               ADDENDUM TO LEASE

         WHEREAS, HORIZON ASSOCIATES JOINT VENTURE as Landlord, and ROSS WHITE ENTERPRISES, INC. d/b/a NATIONAL COMPUTER DISTRIBUTORS, INC. as Tenant executed the preceding Lease as of July 8, 1992, and

         WHEREAS, paragraph 35(e) provides for an expansion option with respect to the sixth floor, and

         WHEREAS, via this Addendum, Tenant wishes to exercise, and the parties wish to formalize the terms and conditions of said option, and of the parties' obligations regarding the expansion space,

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. The foregoing recitals are true, correct and incorporated herein. All references herein to paragraphs are to the paragraphs as they appear in the underlying lease.

         2. Tenant hereby exercises its option to expand into the entire sixth floor, being 15,418 rentable square feet.

         3.      The targeted occupancy/commencement date is January 1, 1994.

         4. For the first sixth months of occupancy, Tenant shall pay base rent and operating costs at the total rate of $6.50 per square foot per year, plus tax on the foregoing. This supersedes paragraph 35(e) to the extent inconsistent therewith. After the first six months, and for the remainder of the duration of the original five year term of this lease, Tenant shall pay base rent at the rate of $7.50 per square foot per year. Tenant's proportionate share of annual operating costs for this expanded space after the first six months, and lease tax for this expanded space after the first six months, shall be paid in accordance with paragraphs 4(d) and 4(f), respectively, to-wit $5.50 per square foot per year until August 31, 1994. Thereafter, Tenant's proportionate share of annual operating costs shall be adjusted in accordance with 4(d)(iii). Beyond the duration of the original five year term of this lease, i.e. for and during any and all renewal option periods, base rent shall be paid in accordance with the rates in 4(b), and annual operating costs shall be paid and adjusted in accordance with the formula in 4(d).

         5. Landlord shall construct and install, at Tenant's expense but at Landlord's cost, as



                                     1 of 2
defined in paragraph 8(f), the special tenant work shown on the architectural floor plan dated 10/21/93. Tenant shall pay Landlord for these items upon Landlord's substantial completion thereof. However, the standard tenant improvements shall be constructed at Landlord's expense.

         6. Except to the extent, if any, modified above, all other terms, conditions and provisions of the lease shall be binding on and applicable to the expansion space, as if the expansion space were originally included in the underlying lease.

         7. So as to eliminate any confusion or misunderstanding, a summary of payments for January, 1994 (assuming the expansion space is completed as of January, 1994) is as follows:

                 $ 9,399.81       base rent of $7.10 per square foot per year for Suite 700
                   7,281.54       Tenant's proportionate share of operating costs for Suite 700
                   1,000.88       tax on the foregoing
                   8,351.41       base rent and operating costs totaling $6.50 per square foot per year for the sixth floor for the first six months
                     501.08       tax on the foregoing

                 ----------
                 $26,534.72       Total due January 1, 1994



/s/ Thomas F. Ross                        LANDLORD:
----------------------------------------  Horizon Associates Joint Venture
Signature of first witness as to Landlord By: Horizon-ANF, Inc., General Partner


/s/ Thomas F. Ross                        By: /s/ Nelson Fernandez     10/25/96
----------------------------------------      ---------------------------------
Typewritten name of first witness                 Nelson Fernandez,    Date
as to Landlord                                    Secretary/Treasurer

/s/ Audrey A. Hynes
----------------------------------------
Signature of second witness as to Landlord

/s/ Audrey A. Hynes
----------------------------------------
Typewritten name of second witness as
to Landlord



/s/ Thomas F. Ross                         TENANT:
----------------------------------------   Ross White Enterprises, Inc.
Signature of first witness as to Tenant    d/b/a National Computer
                                           Distributors, Inc.


 /s/ Thomas F. Ross                        By: /s/ Gregory A. White    10-25-93
----------------------------------------       --------------------------------
Typewritten name of first witness as to        Gregory A. White,       Date
Tenant                                         President



/s/ Audrey A. Hynes
----------------------------------------
Signature of second witness as to Tenant


/s/ Audrey A. Hynes
-----------------------------------------
Typewritten name of second witness as to Tenant



                                     2 of 2

                       HORIZON ASSOCIATES JOINT VENTURE

                     6100 HOLLYWOOD BOULEVARD, SUITE 206

                           HOLLYWOOD, FLORIDA 33024



February 28, 1994

Mr. Gregory White
National Computer Distributors
6100 Hollywood Boulevard, Suite 700
Hollywood, Florida 33024

RE:  SUITE 500, EXPANSION SPACE ON FIFTH FLOOR, HORIZON ONE

Dear Greg:

Below, I have attempted to summarize our conversations regarding your expansion into suite 500. Please review the issues outlined below and if you agree with them, please acknowledge so with your signature in the space provided.

1) NCD shall lease suite 500, containing approximately 3,963 rentable s.f. for two concurrent periods; the first shall begin May 1, 1994 and end on October 31, 1995; and the second shall begin November 1, 1995 and end on September 30, 1997.

2) HAJV shall renovate suite 500 in accordance with the specifications to be agreed upon by both parties. Both parties shall make their most diligent effort to complete such renovations by April 30, 1994. HAJV shall pay no more than $3.80 per usable s.f. ($12,980.80) of the total cost of such renovation. NCD shall pay the balance of the construction cost in equal monthly payments during the first period of lease.

3) NCD shall pay to HAJV $2,700.00 per month as rent during the first period plus 1/18th of the additional build out described above. During the second period NCD shall pay $5,217.95 per month. Neither of these amounts include sales tax which is in addition to these amounts.

4) At the expiration of these two periods described above, NCD shall have the option to extend the term in accordance with the terms and conditions described in the original lease agreement.


This document shall become part of the original Lease Agreement, dated July 8, 1992, signed by these to parties. This expansion space shall be governed by the same terms and conditions contained in that particular Lease, except for the modifications made above.


Agreed to this 28th day of February 1994:




/s/ Nelson Fernandez                               /s/ Ross White
------------------------------------------         ----------------------------
Horizon Associates Joint Venture, Landlord         Ross White Enterprises,
Horizon ANF, Inc., General Partner                      Inc., Tenant
Nelson Fernandez, Secretary/Treasurer              d/b/a National Computer
                                                        Distributors, Inc.
                                                   Gregory White, President